Exhibit 99.2


Investor Call
May 7, 2003
Marce Fuller        Harvey Wagner
President and CEO   Executive Vice President and CFO

Caution Regarding
Forward-Looking Statements

Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, which include:

1. legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry;
2. the failure of our assets to perform as expected or the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;
3. our pursuit of potential business strategies, including the disposition of assets, termination of construction of certain projects or internal restructuring;
4. changes in state, federal and other regulations (including rate and other regulations);
5. changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;
6.   political, legal and economic conditions and developments;
7. changes in market conditions, including developments in energy and commodity supply, demand, volume and pricing;
8.   weather and other natural phenomena;
9.   war or the occurrence of a catastrophic loss;
10. deterioration in the financial condition of our counterparties and the resulting failure to pay amounts owed to us or perform obligations or services due to us;
11. financial market conditions and the results of Mirant's financial restructuring efforts, including its inability to obtain long-term or working capital on terms that are not prohibitive and the effects that would result on our liquidity and business;
12. the direct or indirect effects on our business of a lowering of our credit rating or that of Mirant Americas Generation or Mirant Americas Energy Marketing (or actions taken by us or our affiliates in response to changing credit ratings criteria), including, increased collateral requirements to execute our business plan, demands for increased collateral by our current counterparties, curtailment of certain business operations in order to reduce the amount of required collateral, refusal by our current or potential counterparties or customers to enter into transactions with us and our inability to obtain credit or capital in amounts needed or on terms favorable to us;
13.  the disposition of the pending litigation described in our Form 10-K;
14. the direct or indirect effects of the "going concern" explanatory paragraph contained in our, or our subsidiaries' independent auditors' reports; and
15.  other factors, including the risks discussed in our Form 10-K.

Responding to
the Market Environment

o    Filed 10Ks for Mirant  Corp,  Mirant  Americas  Generation,  and Mirant Mid
     Atlantic

     - Restatements reduced Net Income for 2000 and 2001 combined by $188 million

o    Continued progress on operational restructuring

     -    Exiting markets through asset sales and office closings

     -    Suspending or terminating construction projects

     -    Cutting costs

     -    Reducing collateral requirements

o    Completed a debt restructuring plan to present to lenders

     - Should enable Mirant to manage through the temporary downturn in market fundamentals

     -    Based on a conservative,  market-based financial outlook

Completion of 2000 and 2001
Reaudits and 2002 Audit

o    No evidence of fraud

o    Resolution of material control weakness

o Audit Opinion includes a "going concern" explanatory paragraph reflecting refinancing risk

Status of Filings

o    Completed:

     -    MAGI 10K, MIRMA 10K

     -    Mirant 10K, excluding 2001 and 2002 quarterly data

o    Remaining:

     -    Mirant Corp. 2001 and 2002 quarterly reviews and amended 2002 10K

     -    Mirant Corp., MAGI and MIRMA amended 2002 10Qs as necessary

     -    Mirant, MAGI, and MIRMA Q1 2003 10Qs

Full Year Results
                                               2002             2001(restated)
                                               ----                ----
Total Operating Revenues (in millions)(1)    $  6,436           $ 8,524
Net Income (Loss) (in millions)              $ (2,438)          $   409
Earnings (Loss) Per Share                    $  (6.06)          $  1.19
Share Count (in millions) (2)               402 (basic)      357 (diluted)

(1) Operating revenues reflect the effect of the EITF 02-03 accounting change from a gross to a net basis for commodity contracts
(2) The share count reflects the 60 million common share offering completed in December 2001

2002 4th Quarter and Full Year Charges ($ In Millions)

                                              As reported
                                              for Q3 10-Q   Q4(1)  Full Year

Operating Expenses

Impairment losses and restructuring charges      $ 802   $  171   $  973
(Gain) on sales of assets, net                     (33)      (8)     (41)
Goodwill Impairment                                         697      697

Other Expenses
(Gain) on sales of investments, net               (276)     (53)    (329)
Impairment loss on minority owned affiliates       335      132      467

Taxes
Deferred income tax valuation adjustments                 1,088    1,088
Provisions for income taxes on accumulated
foreign earnings                                            468      468
                                                  -----   -----    -----
Total                                            $ 828   $2,495   $3,323
                                                  =====   =====    =====

(1) Q4 amount includes items booked in Q4 and restatements resulting from re-audit.

Reconciliation of
Adjusted Earnings Per Share


                                                      2002   2001 (Restated)
                                                     ------    ------
Net Income (Loss)                                   $(2,438)   $409
                                                     -------   ------
Adjustments: (after-tax)
    Impairment loss and restructuring charge            973      82
    Goodwill impairment                                 697      --
    Impairment loss on minority owned affiliates        467       3
    Gain on sales of assets, net                        (41)     (2)
    Gain on sales of investments, net                  (329)     --
    Discontinued operations (after-tax)                  86      56
    Tax valulation allowance                          1,088      --
    Tax related to APB 23                               468      --
    Tax related adjustments                            (793)    (30)
    Accounting Methodology Change                       216       2
                                                     ------   -------
Total adjustments                                     2,832     111
                                                    -------   -------
Adjusted Earnings                                   $   394    $520
                                                    =======   =======

Weighted Average Diluted Shares                       439.4    356.9
Adjusted Earnings Per Diluted Share                 $  0.94    $1.50

Assumes approximately 38% effective tax rate

Adjustments Resulting from Re-Audit


                                                                       Prior to    Cumulative
                                                   2001      2000        2000      Adjustments
                                                   ----      ----       ----         ----
Accounting Methodology Changes*                   $   2     $  27       $(72)      $  (43)
Corrections                                       $(108)    $  30       $ 51       $  (27)
Other Adjustments - primarily tax                 $ (53)    $ (86)      $ 74       $  (65)
                                                  ------    ------      ------     -------
Total Adjustments Resulting from Re-Audit         $(159)    $ (29)      $ 53       $ (135)
                                                  ======    ======      ======     =======

*Note: 2002 impact from accounting methodology changes was $216 million pre-tax.

Cash and Available Credit

                                        April 25, 2003      December 31, 2002
                                        --------------     -----------------
Cash:
      Mirant Corporation                   $  492                 $  862
      Mirant Americas Generation (1)           70                    212
      Mirant Mid Atlantic (1)                 175                     70
      Other Subsidiaries (2)                  659 *                  812
                                           -------                -------
      Total Cash (2)                        1,396                  1,956
                                           =======                =======
Available under credit facilities:
      Mirant Corporation                        6                     51
      Mirant Americas Generation                -                      -
      Mirant Canada Energy Marketing            -                      -
                                           -------                -------
      Total cash and available credit (2)  $1,402                 $2,007
                                           =======                =======

*Estimated

(1) The ability of Mirant Americas Generation and Mirant Mid Atlantic to distribute cash to Mirant is subject to various covenants under their debt and lease agreements. We note that Mirant Mid Atlantic is currently restricted from making dividends and, based on projected ratio calculations, is expected to remain restricted until at least the date on which the financial statements for the fiscal quarter ended September 30, 2003 are delivered.

(2) The amount includes an estimated $447 million as of April 25, 2003 and $619 million as of December 31, 2002 at various subsidiaries that either is required for operating, working capital or other purposes at each respective subsidiary or the distribution of which is restricted by the subsidiaries' debt agreements and therefore is not available for immediate payment to Mirant Corporation.

Total Cash and Available Credit
Major Sources and Uses in 2003

December 31, 2002 Cash and Available Credit Lines                $ 2,007
Collateral and Other Operating Requirements                      $  (269)
Capital Expenditures                                             $  (160)
Turbine Cancellation Payments                                    $  (125)
Reduction in Committed Credit                                    $   (73)
Purchase of TIERS                                                $   (51)
Paydown of amortizing debt at Pagbilao and Sual                  $   (80)
Payment for Pagbilao puts                                        $   (30)
Other Operating Requirements                                     $   (50)
Asset Sale Proceeds                                              $   233
                                                                 --------
April 25, 2003 Total Cash and Available Credit Lines             $ 1,402
                                                                 ========

Debt Balances

Balance Sheet Debt at 12/31/2001                                  $8,490
Accounting Adjustments During 2002
   Turbine Facilities On-Balance Sheet                   $400
   Perryville Tolling - Capital Lease                     280
   Gas Prepay On-Balance Sheet                            221
                                                        ------
   Total                                                             901

Borrowings During 2002:
   Corporate Revolvers                                   $476
   Convertibles                                           370
   MAG Revolver                                           227
   Turbine Facilities                                     168
   Caribbean (Curacao and Jamaica)                         79
   Other                                                   49
                                                        ------
   Total                                                           1,369

Repayments During 2002
   Asia Holding Company Debt                            $(792)
   Bewag                                                 (566)
   Turbine Facilities                                    (209)
   Sual and Pagbilao Project Loans                       (167)
   Other                                                 (139)
                                                        ------
   Total                                                          (1,873)
                                                                 --------
Balance Sheet Debt at 12/31/2002                                  $8,887
                                                                 ========

Refinancing Plan

o    Multi-year - seeking extensions of certain maturities

o    Maturities include $4.5 billion at Mirant Corp. and $800 million at MAGI

o    Expect increase in interest rates

o    Expect to pledge all available unencumbered assets

o    Do not expect to ask for new money

o    Objectives should allow us to:
     -    maintain sufficient liquidity and flexibility
     -    minimize financial risk
     -    reduce overall leverage over time

Goal is to bridge the current market downturn

Additional Note: Mirant has no obligation to update any projections provided

Strategies Underlying Plan

Long Term Strategy:

o    Focus on core markets
     -    Well designed markets where we have critical mass
          -   North America - New York, New England, Mid Atlantic, & West
               o    Continue to pursue integrated business model
          -   International- Philippines and Caribbean

Shorter Term Initiatives:

o    Maintain adequate liquidity
     -    Asset Sales
     -    Collateral Reduction

o    Reduce Capital Expenditures
o    Continue to lower OH Costs
o    Realize Operating Efficiencies
o    Reduce Uncertainty in California


Additional Note: Mirant has no obligation to update any projections provided

Consolidated EBITDA


$ in millions                                  Actual    Projected (1)
                                                 2002       2003
                                                ------      ------
Gross margin (2)                                $2,222     $2,290
Non-Fuel operating expenses (3),(4)              3,130      1,440
                                                ------     ------
Operating income                                  (908)       850
+ Depreciation and amortizion                      288        310
                                                ------     ------
EBITDA                                           $(620)    $1,160

Adjustments to EBITDA:
+ Impairment losses and restructuring charges      973         20 (4)
+ Goodwill impairment                              697          -
- (Gain) on sales of assets, net                   (41)         -
+ Equity in income of affiliates                   168         30
- Amortization of obligations (5)                 (458)      (600)
+ PEPCO Deferred Purchase (6)                      110        190
                                                 ------    ------
Adjusted EBITDA                                  $ 829     $  800
                                                 ======    ======


Notes:

(1)  These  estimates  do  not   incorporate   changes  which  may  result  from
     reclassifying various commodity financial transactions from an accrual to market-to-market basis.

(2) 2002 gross margin equals Total Operating revenues of $6,436 minus Cost of fuel, electricity, and other products of $4,214.

(3) 2002 non-fuel operating expenses equals Operating expenses of $7,344, as defined on Mirant's Consolidated Statements of Operations, minus cost of fuel, electricity and other products of $4,214.

(4)  Impairment  losses  and   restructuring   charges  in  2003  are  primarily
     associated with employee severance.

(5) Amortization of obligations includes $423 million of Amortization of obligations under energy delivery and purchase commitments, as reported in Mirant's Consolidated Statements of Cash Flows. This includes the sum of Transition Power Agreements and other agreements. This amortization reflects non-cash amounts in gross margin. The 2002 total also includes $35 MM of non-cash amortization of PPA's included in "Price Risk Management Activities, Net".

(6) PEPCO deferred purchase consists of the cash payments associated with the out of market obligations assumed as part of the purchase of the PEPCO assets that expire by the end of 2005; Note that because the Panda-Brandywine Power Purchase Agreement extends past 2005, the associated cash payments are not included.






Additional Note: Mirant has no obligation to update any projections provided

Adjusted EBITDA Improvement

o We expect improvement of $100 million from 2003 to 2004 primarily reflecting cost cuts

o Beginning in 2005, management expects significant improvement in operating profitability, driven primarily by improving domestic market fundamentals

     -    Market price improvements

     -    Increased capacity value

     -    Reduction of reserve margins

     -    Increasing capacity factors

o Projections have not incorporated any impact of changes in accounting from an accrual basis to mark to market

Additional Note: Mirant has no obligation to update any projections provided

Consolidated  Capital  Expenditures
(Projected)

[chart]
(in millions)
                          2003        2004        2005        2006        2007
                          ----        ----        ----        ----        ----
North America             $230        $110        $180        $245        $300
International             $ 80        $ 55        $ 40        $ 50        $ 40
Corporate                 $ 15        $ 10        $ 10        $ 10        $ 10
                          ----        ----        ----        ----        ----
Total                     $325        $175        $230        $305        $350
                          ====        ====        ====        ====        ====

                          2003        2004        2005        2006        2007
                          ----        ----        ----        ----        ----
Maintenance               $105        $100        $125        $120        $150
Environmental             $ 45        $ 45        $ 70        $150        $145
-------------------------------------------------------------------------------
Ongoing Operations        $150        $145        $195        $270        $295

Construction              $175        $  -        $  -        $  -        $  -
Discretionary             $ -         $ 30        $ 35        $ 35        $ 55
                          ----        ----        ----        ----        ----
Total                     $325        $175        $230        $305        $350
                          ====        ====        ====        ====        ====


Discretionary Capital Expenditures, as described here and throughout the presentation, include power plant efficiency upgrades, growth of International business unit and information systems.

Numbers rounded to nearest $5 million

Additional Note: Mirant has no obligation to update any projections provided

  Mirant's Current North American Portfolio of Assets (MW)

[chart]


Geographic Diversity

West                         23%
Northeast                    20%
Mid Atlantic                 36%
Other                        21%

Operational Diversity

Base                         30%
Intermediate                 41%
Peak                         29%

Fuel Diversity

Gas                          37%
Oil                           7%
Dual fuel (oil & gas)        33%
Coal                         23%
Hydros                        0%


Additional Note: Mirant has no obligation to update any projections provided

North America Gross Margin  -  2003

[chart]

Assets,  including  Spot Sales,  Risk  Management & Marketing $1.4 billion (92%)
     (including $600 million of non cash amortization associated with the acquisition of PEPCO assets)

Discretionary Trading Around Assets $120 million (8%)

2003 Projected North America Gross Margin Total = $1.52 billion

Gross Margins associated with Discretionary Trading Around Assets are included in the reported totals for Net Trading Revenues on the Income Statement.

North American  Gross  Margins  equal  North  American  segment  Total
     Operating Revenues less Cost of fuel, electricity, and other products.



Additional Note: Mirant has no obligation to update any projections provided

  2003  Contract  Positions
                                 MWs Under     % of
                          MWs     Contract*  Capacity
                        -----------------------------
Mirant California       2,942      2,350        80%
Apex I                    533        225        42%
Mirant New York         1,659         75         5%
Mirant New England      1,231        635        52%
Birchwood                 238        238       100%
Mirant Zeeland            808        505        63%
Mirant Mid-Atlantic     5,988      4,521        76%
Mirant Wichita Falls       77         77       100%
Mirant Texas (Bosque)     538        538       100%
Wrightsville Project      587          0         0%
Sugar Creek               259          0         0%
Coyote Springs 2          133          0         0%
West Georgia              615        615       100%
Shady Hills               474        474       100%
                        ----------------------------
                       16,082     10,253        64%


* Includes 4,207 MW for firm contracts and 6,046 Peak MWs for load contracts

Additional Note: Mirant has no obligation to update any projections provided

Market  Pricing Assumptions in Plan

                                         2003    2004    2005     2006     2007
                                         ----    ----    ----     ----     ----
On-Peak Power Prices ($/MWh)
New York (NY Zone G)                      $50     $50     $46      $48      $52
New England (NEPOOL Seller's Choice)      $40     $39     $41      $44      $46
Mid-Atlantic (PJM West)                   $38     $38     $44      $47      $52
California (NP-15)                        $46     $47     $42      $44      $45

Regional Natural Gas Prices ($/mmbtu)
Henry Hub                               $4.00   $3.90   $3.80    $3.70    $3.70
New York (Algonquin CG)                 $4.60   $4.50   $4.40    $4.30    $4.30
New England (Algonquin CG)              $4.60   $4.50   $4.40    $4.30    $4.30
Mid-Atlantic (Transco Z6 non-NY)        $4.50   $4.40   $4.40    $4.30    $4.30
California (PG&E CG)                    $4.10   $4.00   $4.00    $3.90    $3.90

Oil & Coal Prices ($/mmbtu)
Residual Oil 0.3% Sulfur (NY Harbor)    $3.90   $3.50   $3.60    $3.70    $3.70
Average PJM delivered Coal*             $1.70   $1.60   $1.40    $1.40    $1.40


Notes:

Power prices are rounded to the nearest $1.00,  and gas prices are rounded to the nearest $0.10.
Gas prices are for regional trading hubs and do not include LDC charges and taxes.
2003 and 2004 numbers are based on forward-market prices. 2005 to 2007 are based on fundamental modeling.
Curve date for NY, NE, and CA is 10/31/02. Henry Hub price assumption shown here was for that date.
Curve date for Mid-Atlantic is 11/15/02. Henry Hub gas price assumption used for PJM was $3.9 in '03 and $3.8 in '04 (rest unchanged.)

*Refects Mirant's existing coal contracts

Additional Note: Mirant has no obligation to update any projections provided

2003 Generation Breakdown For North America
(percent by MWh)

[in chart]
Baseload             58%
Intermediate         35%
Peaking               7%

[in chart]
Coal                 56%
Gas                  19%
Oil/Gas              14%
Oil                  11%


Total expected generation for 2003 (excluding California RMR) = 35 million MWh

Additional Note: Mirant has no obligation to update any projections provided

 Reserve Margins Estimates (Forecasts are weather and hydro normalized.
     2002 is based on actual load)


[chart]



Notes
Reserve margins are for the entire respective market regions.

Reserve margins are calculated based on Mirant's estimate of summer peak load, capacity and interruptible load in each region for each year.

Additional Note: Mirant has no obligation to update any projections provided

Forecasted Capacity Factors

                  2002
                 Actual    2003     2004    2005    2006     2007
                  ----     ----     ----    ----    ----     ----
New England
Intermediate       46%      41%      53%     53%     53%      53%
Peaking            12%       1%       5%      1%      1%       2%

New York
Baseload           49%      78%      74%     83%     83%      83%
Intermediate       16%      18%      32%     34%     31%      34%
Peaking            11%      11%      15%     17%     17%      18%

Mid-Atlantic
Baseload           69%      69%      74%     74%     74%      72%
Intermediate       16%      25%      26%     38%     37%      39%
Peaking             6%       4%       5%      3%      5%       6%

                  2002
                 Actual    2003     2004    2005    2006     2007
                  ----     ----     ----    ----    ----     ----
Baseload           59%      59%      61%     64%     61%      60%
Intermediate       24%      21%      28%     33%     33%      34%
Peaking             5%       6%       5%      6%      4%       5%

Notes:

-    Capacity factors are annual averages weighted by capacity
-    California  capacity factors are not applicable due to Reliability Must Run
     (RMR) status

Additional Note: Mirant has no obligation to update any projections provided

Drivers for Collateral Reduction

o    2002 Actions:
     -    Significant reductions in purchased gas volumes for winter of 2002-03
     -    Reduced gas marketing volumes by approximately 40% from peak
     -    Removed $700 million of ratings triggers

o    2003 Actions:
     -    Sale of the majority of Canadian business
     -    Natural roll-off of winter positions
     -    Expiring deals
     -    BP volume reductions
     -    Increase use of clearing mechanisms

Additional Note: Mirant has no obligation to update any projections provided

Collateral

(in millions)

[chart]


April 25, 2003    $869 million
January 1, 2004   $500* million

Assets, including spot sales, risk management and marketing
Discretionary trading around assets

Collateral as shown is not reduced by collateral we hold from others and does not include certain collateral associated with North American and Asian assets, such as debt service reserves.

* Projected


Additional Note: Mirant has no obligation to update any projections provided

Capital Expenditures Forecast
for North America

[chart]


                     2003         2004        2005        2006        2007
                     ----         ----        ----        ----        ----
Maintenance          $ 75         $ 65        $ 90        $ 85        $115
Environmental        $ 40         $ 45        $ 70        $150        $145
----------------------------------------------------------------------------
Ongoing Operations   $115         $110        $160        $235        $260

Construction         $115         $ -         $ -         $ -         $ -
Discretionary        $ -          $ -         $ 20        $ 10        $ 40
                     ----         ----        ----        ----        ----
Total                $230         $110        $180        $245        $300
                     ====         ====        ====        ====        ====

Discretionary Capital Expenditures, as described here and throughout the presentation, include power plant efficiency upgrades

2007 level represents a fair estimate of the run rate going forward

Numbers rounded to nearest $5 million

Additional Note: Mirant has no obligation to update any projections provided

International Business Segment

o    International Assets

     - Own or control 2,260 MW in the Philippines and 1,100 MW in the Caribbean
     -    64 MW under construction

o Profits in the Philippines are primarily from long term contracts at Pagbilao and Sual

o Caribbean businesses are either regulated franchises or power generation sold under long term contracts

Additional Note: Mirant has no obligation to update any projections provided

Capital Expenditures Forecast
for International

[chart]

                     2003         2004        2005        2006         2007
                     ----         ----        ----        ----         ----
Maintenance           $30          $35        $35         $35          $35
Environmental         $ 5          $ -        $ -         $ -          $ -
----------------------------------------------------------------------------
Ongoing Operations    $35          $35        $35         $35          $35

Construction          $45          $20        $ 5         $15          $ 5
                     ----         ----        ----        ----         ----
Total                 $80          $55        $40         $50          $40
                     ====         ====        ====        ====         ====

Discretionary Capital Expenditures, as described here and throughout the presentation, include power plant efficiency upgrades, growth of International business unit and information systems.

Numbers rounded to nearest $5 million


Additional Note: Mirant has no obligation to update any projections provided

Mirant
 See the Opportunity

Copyright 2003 Mirant Corporation  |   0503-EX013-A